UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2008

Date of Report

 (Date of earliest event reported)

SKINOVATION PHARMACEUTICAL INCORPORATED (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	0-30991 (Commission File Number)	87-0458170 (IRS Employer Identification No.)
2157 S. Lincoln Street, Salt Lake City, Utah (Address of principal executive offices)		84106 (Zip code)

Registrant’s telephone number, including area code: 801-323-2395

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Explanatory Note

This report has been amended to correct the date of the earliest event reported as May 26, 2008.

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Complimentary Arrangements of Certain Officers

Skinovation Pharamaceutical Incorporated (“Skinovation”) announced in our 2007 annual report on Form 10-K that our executive officer, John W. Peters, intended to resign from his positions of Director and President of Skinovation and that we anticipated filling those vacancies with Dr. Hugo Rodier.  On May 26, 2008, Mr. Peters submitted his resignation to our board of directors.  On that date the board of directors appointed Mr. Rodier to fill the director vacancy and appointed Mr. Rodier as President.

Mr. Rodier is 55 years old.  From 2000 to the present Mr. Rodier has been a Medical Director with Pioneer Clinic located in Utah.  In addition, since 2002 he has been an adjunct professor of Family and Preventive Medicine and a member of the Utah School of Medicine Admissions Committee at the University of Utah.  He received his medical degree from the University of Utah School of Medicine in 1984.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	SKINOVATION PHARMACEUTICAL INCORPORATED By: /s/ Hugo Rodier Hugo Rodier President and Director